EXHIBIT 22.1 - SUBSIDIARIES OF J & J SNACK FOODS CORP.

                                                       Place of
                                                     Incorporation

            J & J Snack Foods Investment Corp.           Delaware

            The ICEE Company                             Delaware

            J & J Snack Foods Corp. of California        California

            J & J Snack Foods Corp./Midwest              Illinois

            J & J Snack Foods Corp./Mia                  Pennsylvania

            J & J Snack Foods Corp. of Pennsylvania      Pennsylvania

            J & J Snack Foods Sales Corp.                New Jersey

            J & J Snack Foods Sales Corp. of Texas       Texas

            J & J Snack Foods Transport Corp.            New Jersey

            ICEE-Canada, Inc.                            Canada

            ICEE de Mexico, S.A. De C.V.                 Mexico

            J & J Restaurant Group, LLC

            Bakers Best Snack Food Corp.                 Pennsylvania

            Pretzels, Inc.                               Texas

            Federal PBC Company                          Pennsylvania


















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